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                                                                    EXHIBIT 23.2

                     [LETTERHEAD OF HUDDLESTON & CO., INC.]

                               LETTER OF CONSENT

     We hereby consent to the incorporation by reference in the S-8 filed by PetroCorp Incorporated with the SEC on June 6, 2001, of the references to this firm and to its reports listed under the headings "Principal Properties" and "Oil and Gas Reserves" in the Annual Report on Form 10-K/A of PetroCorp Incorporated for the year ended December 31, 2000 filed with the Commission on March 27, 2001.

                                             Huddleston & Co., Inc.

                                             By: /s/  B.P. HUDDLESTON
                                                 -----------------------------
                                                 B.P. Huddleston, P.E.
                                                 Chairman

Houston, Texas
June 6, 2001